Exhibit 9

AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

Amendment No. 1, dated October     , 2004, to the Stock Purchase Agreement, dated as of September 17, 2004 (as amended from time to time, the “Purchase Agreement”), by and among American Physicians Assurance Corporation (the “Purchaser”) and the shareholders listed on Exhibit 1 thereto (collectively, the “Sellers”).

WHEREAS, the undersigned Northpoint Medical Group, Ltd. (the “New Seller”) was not an original party to the Purchase Agreement but now desires to become a party thereto; and

WHEREAS, the Purchaser and the Sellers desire that the New Seller become a party to the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. The New Seller hereby confirms that it has received a copy of the Purchase Agreement and the exhibits referred to therein, and all other documents which it considers necessary to make an informed decision to sell its shares of Common Stock to Purchaser.

2. As of the date hereof, following execution of this Amendment No. 1 pursuant to Section 7.2 of the Purchase Agreement, the New Seller (a) shall be deemed automatically to have become a “Seller” (as that term is used in the Purchase Agreement) and a party to the Purchase Agreement, and to have all the rights and obligations of a party to the Purchase Agreement as if it were an original signatory thereto; and (b) agrees to be bound by the terms and conditions set forth in the Purchase Agreement as if it were an original signatory thereto.

3. Notwithstanding any provision in Article 2 of the Purchase Agreement to the contrary, the New Seller shall be deemed to make the representations and warranties in Article 2 of the Purchase Agreement as of the date of this Amendment No. 1 and as of the Closing Date; provided that the words “and in good standing” in the second sentence of Section 2.1 of the Purchase Agreement shall have no effect with respect to New Seller, it being understood by the parties hereto that New Seller has been administratively dissolved.

4. Exhibit 1 is hereby amended and restated in the form attached hereto.

5. Terms defined in the Purchase Agreement and not otherwise defined herein shall have their defined meanings when used herein.

6. Except as specifically set forth above, this Amendment No. 1 shall not be deemed to amend the terms and conditions of the Purchase Agreement in any respect.

7. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized as of the date first written above.

SELLERS:		PURCHASER:

DEAN HEALTH SYSTEMS, INC.		AMERICAN PHYSICIANS ASSURANCE CORPORATION

By:	/s/ Allen D. Kemp M.D.	By:	/s/ R. Kevin Clinton
Name and Title:	Chairman and CEO	Name and Title:	President & CEO

NEW SELLER:

MERCY HEALTH SYSTEM CORPORATION		NORTHPOINT MEDICAL GROUP, LTD.

By:	/s/ Joseph Nemeth	By:	/s/ Anthony Linn
Name and Title:	Vice President	Name and Title:	President

DAVID H. MOSS, FOR HIMSELF, AS CUSTODIAN FOR STARR H. MOSS UWIUTMA AND AS TRUSTEE FOR EMERGENCY RESOURCES GROUP 401(K) PLAN

/s/ David H. Moss
David H. Moss

AURORA MEDICAL GROUP, INC.

By:	/s/ Eliot J. Huxley, MD
Name and Title:	President

THE MONROE CLINIC, INC.

By:	/s/ Julie Wilke
Name and Title:	Vice President/CFO

[SIGNATURE PAGE FOR AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER     , 2004]

EXHIBIT 1

(as amended and restated October     , 2004)

Physician Insurance Company of Wisconsin, Inc. Stock Certificates

Seller/Beneficial Ownership	Certificate No.		Name on Certificate (if different)	No. of Shares	Date Issued
Dean Health Systems, Inc. 1808 W. Beltline Hwy. Madison, WI 53713 Attention: Thomas Kirschbaum	5173		Same	1,111	07/01/2000
	5174		”	900	07/01/2000
TOTAL DEAN HEALTH SYSTEMS				2,011

With a copy to: Whyte, Hirschboeck Dudek S.C. 555 East Wells Street Suite 1900 Milwaukee, WI 53202 Attention: Andrew J. Guzikowski

Mercy Health System Corporation 1000 Mineral Point, Janesville, WI 53545 Attention: Ralph Topinka	327		Janesville Medical Center, Ltd.	78	12/04/1986

*Lost certificate	1269		”	1	10/16/1987
	2067		”	76	03/02/1988
	2501		”	3	07/28/1988
	2649		”	1	09/19/1988
	2986		”	66	12/29/1988
	3734		”	5	04/06/1989
	4197		”	7	01/16/1990
	2594	*	”	1	?	*
	2678	*	”	2	?	*
TOTAL MERCY HEALTH SYSTEM CORPORATION				240

Seller/Beneficial Ownership	Certificate No.	Name on Certificate (if different)	No. of Shares	Date Issued
David H. Moss, M.D. 5770 N. Shore Dr. Milwaukee, WI 53217	4668	David Moss, M.D.	15	12/11/1995
	5179	David H. Moss, M.D.	224	03/09/2201
	5200	”	3	09/04/2001
	5201	David H. Moss, M.D., Custodian for Starr H. Moss UWIUTMA	9	09/04/2001
	5258	David Moss, MD, Trustee, Emergency Resources Group 401(k) Plan	263	09/30/2003
TOTAL DAVID MOSS			514

Aurora Medical Group, Inc. 3000 W. Montana St. Milwaukee, WI 53215 Attention: Robert O’Keefe	4494	Same	74	01/11/1993
	4474	”	428	01/22/1993
	4478	”	25	04/13/1993
	4498	”	152	03/08/1994
	4507	”	63	06/07/1994
	4506	”	24	07/07/1994
	4641	”	70	07/13/1995
	4666	”	130	11/17/1995
	4689	”	153	05/02/1996
	4690	”	8	05/02/1996
	4708	”	21	11/04/1996
	4709	”	8	11/04/1996
	4726	”	137	03/03/1997
TOTAL AURORA MEDICAL GROUP			1,293

Seller/Beneficial Ownership	Certificate No.	Name on Certificate (if different)	No. of Shares	Date Issued
The Monroe Clinic, Inc. 515 22nd Ave. Monroe, WI 53566 Attention: Mike Sanders	4806	Same	392	06/01/1998
TOTAL MONROE CLINIC			392

With a copy to: Attorney Thomas R. Streifender Von Briesen & Roper SC 411 E. Wisconsin Ave. PO Box 3262 Milwaukee, WI 53201-3262

Northpoint Medical Group, Ltd. 2388 N. Lake Drive Milwaukee, WI 53211 Attention: Anthony Linn, M.D. (Personal and Confidential)	?*	Same	?*	?*
TOTAL NORTHPOINT MEDICAL GROUP, LTD.			332
*Lost Certificate

With a copy to: Attorney Donal M. Demet Demet & Demet, S.C. 815 North Cass Street Milwaukee, WI 53202-3908

GRAND TOTAL			4,782